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                                                               Exhibits 5 & 23.2

                      [SOLOMON WARD SEIDENWURM & SMITH LLP]


July 29, 2003

Rainbow Technologies, Inc.
50 Technology Drive
Irvine, CA 92618

Gentlemen:

      This letter refers to a registration statement on Form S-8 (the "Registration Statement") to be filed by Rainbow Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the common stock, par value $0.001 per share (the "Common Stock"), of the Company that may be issued from time to time pursuant to the exercise of options issued under the Rainbow Technologies, Inc. 2003 Stock Option Plan (the "Plan"), and whether, when and if such shares are issued pursuant to and in accordance with the Plan, such shares will be duly and validly issued, fully paid and nonassessable.

      We have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Plan, the Delaware General Corporate Law, as amended, the Registration Statement, corporate proceedings of the Company relating to the issuance of the options, and such other instruments and documents as we deemed relevant under the circumstances.

      In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

      Based upon and subject to the foregoing, we are of the opinion that Common Stock issuable upon the exercise of options granted under the Plan, when and as issued and paid for in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and nonassessable. In giving the foregoing opinion, we have assumed that the Company will have, at the time of the issuance of such Common Stock, a sufficient number of authorized shares available for issue.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder. We are delivering this opinion to the Company, and no person other than the Company may rely upon it.

                                      Solomon Ward Seidenwurm & Smith LLP


                                      /s/   Richard L. Seidenwurm
                                      ------------------------------------
                                      Special Counsel